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                                                                  EXHIBIT 10 (a)

                                    AGREEMENT

         This Agreement is entered into as of August 19, 2002, by and between Huntington Preferred Capital, Inc., an Ohio corporation ("HPCI"), and The Huntington National Bank, a national banking association ("HNB").

                                    RECITALS

         WHEREAS, HNB has entered into a secured revolving loan facility (the "Loan") with the Federal Home Loan Bank of Cincinnati ("FHLBC");

         WHEREAS, HNB requested that HPCI pledge, and HPCI has agreed to pledge, certain of its assets (the "Collateral") to secure borrowings made by HNB from time to time under the Loan; and

         WHEREAS, HNB and HPCI desire to enter into this Agreement to provide for the terms and conditions on which HPCI may, in its discretion, pledge the Collateral and the compensation to be paid from HNB to HPCI for such pledge.

         NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, receipt and adequacy of which are hereby acknowledged, HPCI and HNB agree as follows:

         Section 1.        TERM; TERMINATION.

                  (a) The term of this Agreement shall be for one year, beginning on August 19, 2002, renewable for additional years unless terminated as provided for herein.

                  (b) Notwithstanding the foregoing, this Agreement may be terminated by either party immediately upon written notice to the other party if the other party is subject to a dissolution, receivership, liquidation, insolvency, conservatorship, consolidation, reorganization, sale of substantially all of its assets, cessation of business, or voluntary or involuntary bankruptcy.

                  (c) Either party may terminate this Agreement if the other party refuses or fails to perform its duties under this Agreement, and such refusal or failure is not cured by such defaulting party within thirty (30) days after written notice thereof is given to such defaulting party by the non-defaulting party.

                  (d) The termination of this Agreement shall not affect those Fees (as defined below) already earned prior to termination or those provisions of this Agreement that state that they shall survive the termination of this Agreement.

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         Section 2.        PARTIES' DUTIES.

                  (a) HNB shall never place at risk assets of HPCI, in its capacity as co-borrower, guarantor, pledgor, or otherwise, in excess of the aggregate principal amount or percentage of HPCI's assets established from time to time by the Board of Directors of HPCI, including a majority of the independent directors of HPCI. HPCI shall notify HNB of any change in such maximum principal amount or percentage authorized by HPCI's Board of Directors promptly after any such authorization. The term "independent director" of HPCI shall be as defined in HPCI's Articles of Incorporation. Nothing in this Agreement shall limit or otherwise restrict HNB from borrowing under the Loan or under any other arrangement, if such additional borrowing or arrangement does not place HPCI's assets at risk.

                  (b) HPCI shall use its best efforts to provide FHLBC such authorizations, documents, instruments, certificates, and agreements as FHLBC may reasonably request with respect to the Loan and the Collateral.

                  (c) HNB shall cooperate with HPCI in its effort to pledge the Collateral, including providing such information and documentation as may be available to HNB and such assistance as HPCI may request.

         Section 3. FEE. HNB will pay a monthly fee (the "Fee") to HPCI equal to the product of one basis point times the Certified Collateral Balance times the Participation Percentage. The Fee is payable monthly on the twentieth (20th) day of the following month. As used herein, Certified Collateral Balance means the sum of the amounts listed as such by HNB on the FHLB Borrowing Capacity report submitted by HNB monthly to FHLBC for the category or categories of loans (e.g., 1-4 Family, Second Mtgs, and/or HELOCs) that are pledged as Collateral by HPCI (referred to as "REIT" on the FHLB Borrowing Capacity report) to FHLBC during that month. As used herein, Participation Percentage shall mean HPCI's percentage ownership interest in the category or categories of loans (e.g., 1-4 Family, Second Mtgs, and/or HELOCs) that were owned by HNB or one of its affiliates and that are participated to HPCI from time to time. HNB shall provide HPCI with a copy of the FHLB Borrowing Capacity report upon HPCI's request.

         Section 4. REPRESENTATIONS. Each party makes the following representations to the other party as of the date hereof and as of the date of each pledge of Collateral:

        (a) ORGANIZATION AND GOOD STANDING. Such party is duly organized, validly existing, and in good standing under the laws of the State of Ohio, as for HPCI, and the United States of America, as for HNB, with full power and authority to own its properties and to conduct its business, and, at all relevant times, to perform its duties hereunder.

        (b) DUE QUALIFICATION. Each party is duly qualified to do business in good standing and has obtained all licenses, permits, and approvals in all jurisdictions which are required for performance of its duties under this Agreement.



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        (c) POWER AND AUTHORITY. Each party has the power and authority to execute this Agreement and carry out its terms, and the execution and performance of the Agreement have been duly authorized by all necessary corporate action.

         (d) NO VIOLATION. Neither the execution nor the performance of this Agreement conflicts with, or will result in any breach of, or constitutes a default under, the articles of incorporation or association or its bylaws of such party, as applicable, or any material indenture, instrument, agreement, law, or court order by which it is bound. Each party has obtained all consents, approvals, waivers, and notifications of creditors, lessors, and other nongovernmental persons and entities necessary for the execution and performance of this Agreement.

         (e) NO PROCEEDINGS. There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over such party or its properties, which (i) assert the invalidity of this Agreement, (ii) seek to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seek any determination or ruling that, if determined adversely, would materially and adversely affect the performance of its obligations under, or the validity or enforceability of, this Agreement.

         (f) COMPLIANCE WITH LAWS. Neither party shall violate any law, order, or decree of any court or arbiter, or any order, regulation, or demand of any federal, state, or local governmental or regulatory authority, which, in each case, in the affected party's good faith and reasonable judgment, is likely to affect materially and adversely its ability to perform its obligations under this Agreement. Without limiting the foregoing, each party covenants and agrees to comply at all times with all requirements of applicable federal, state, and local laws and regulations.

         Section 5. ENTIRE AGREEMENT. This Agreement and the documents incorporated by reference herein, express the entire agreement of the parties hereto, and supersede all prior promises, representations, understandings, arrangements, and agreements between the parties with respect to the subject matter contained herein. The parties hereto further acknowledge and agree that neither of them has made any representations to induce the execution and delivery of this Agreement except those expressly set forth herein. This Agreement may not be amended or modified except in a writing signed by the parties hereto.

        Section 6. APPLICABLE LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio.

         Section 7. NOTICES. Any notice, request, demand, instruction, or other communication to be given any party hereto in writing shall be effective upon delivery during regular business hours at the offices of HPCI and HNB hereinafter set forth. Such communications shall be given by telecopy, commercial delivery service, or sent by certified mail, postage prepaid, and return receipt requested, as follows:



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                           If to HPCI:
                                    Huntington Preferred Capital, Inc.
                                    41 South High Street
                                    Columbus, OH   43287
                                    Attn: _____________

                           If to HNB:
                                    The Huntington National Bank
                                    41 South High Street
                                    Columbus, Ohio   43287
                                    Attn:  ______________

         Section 8. HEADINGS. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only. The paragraph headings shall not be used in the interpretation of this Agreement.


         Section 9. SEVERABILITY. If any one or more of the provisions of this Agreement are held to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision or provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

         Section 10. SUCCESSORS AND ASSIGNS. Neither party shall assign this Agreement or any of its rights or duties pursuant to this Agreement without the prior written consent of the other party. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties.

         Section 11. WAIVER. The failure or delay of either party to strictly enforce the terms of this Agreement shall not be a waiver of the party's right to do so. A party can only waive a right under this Agreement if the waiver is in writing, identifies the right being waived, and is signed by the party waiving the right.

         Section 12. DAMAGES. Neither party shall be liable for any consequential, special, punitive, incidental, or indirect damages, including, without limitation, loss of profit or damage directly or indirectly resulting from its obligations under this Agreement.

         Section 13. WAIVER OF JURY TRIAL. Each party hereby knowingly, voluntarily and intentionally waives, to the fullest extent permitted by applicable law, the right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.



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         Section 14. NO THIRD PARTY BENEFICIARIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give client or any other person or entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers and representatives as indicated below as of the day and year written above.

THE HUNTINGTON NATIONAL BANK                HUNTINGTON PREFERRED CAPITAL, INC.

By: /s/ Kevin Angelo                        By: /s/ Michael J. McMennamin
   --------------------                        ----------------------------
Name: Kevin Angelo                          Name: Michael J. McMennamin
Title: Officer                              Title: President


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